RULE 10F-3 TRANSACTION FORM
ACQUISITION OF SECURITIES DURING AFFILIATED UNDERWRITINGS

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
AST BlackRock Global Strategies Portfolio - Core Active
(PRU-AA-CAB)
BLACKROCK LONG DURATION BOND PORTFOLIO (BR-LONG)
Bond Index Master Portfolio (MIP_AGG)
CoreAlpha Bond Master Portfolio (MIP_CORA) iShares Barclays Aggregate Bond Fund (ISHAGG)
Nationwide Bond Index Fund (NW-BI)
NVIT Bond Index Fund (NW-GBI)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering
Commencement:
03-13-2012

Security Type:
BND/CORP

Issuer
PLAINS ALL AMERICAN PIPELINE LP 2042

Selling
Underwriter
J.P. MORGAN SECURITIES LLC

Affiliated
Underwriter(s)
[x] PNC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC,Merrill
Lynch,Pierce,Fenner & Smith
Incorporated,UBS Securities LLC, Wells
Fargo Securities,LLC, DNB Markets,Inc.,
Mizuho Securities USA Inc.,
BMO Capital Markets Corp., Comerica
Securities,Inc., Fifth Third
Securities,Inc.,ING Financial Markets
LLC, Mitsubishi UFJ Securities
(USA),Inc., Morgan Keegan &
Company,Inc., PNC Capital Markets LLC,
Scotia Capital (USA) Inc., SG Americas
Securities,LLC, U.S. Bancorp
Investments,Inc.

Transaction Details

Date of Purchase
03-13-2012

Purchase Price/Share
(per share / % of par)
$99.755

Total Commission, Spread or Profit
0.875%

1.	Aggregate Principal Amount
Purchased (a+b)
35,000,000

a.	US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
2,960,000

b.	Other BlackRock Clients
32,040,000

2.	Aggregate Principal Amount of Offering
500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.0700



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[x] U.S. Registered Public Offering	[Issuer
 must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering	[Issuer must
 have 3 years of continuous operations]
[ ] Eligible Municipal Securities	[Issuer
 must have 3 years of continuous operations]
[ ] Eligible Foreign Offering	[Issuer must
 have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
ABHISHEK ANCHAL          Date: 03-15-2012
Global Syndicate Team Member


Approved by:
Odette Rajwan        Date:  03/30/2012
Senior Global Syndicate Team Member



Definitions

Term
Definition

Fund Ratio
Number appearing at the bottom of
page 1 of 2 of the Rule 10f-3
Report form.  It is the sum of the
Funds' participation in the
offering divided by the total
amount of the offering.
Eligible Foreign
Offering
The securities are sold in a
public offering conducted under
the laws of a country other than
the United States and
(a)	the offering is subject to
regulation in such country by a
"foreign financial regulatory
authority," as defined in
Section 2(a)(50) of the
Investment Company Act of 1940;
(b)	the securities were offered
at a fixed price to all
purchasers in the offering
(except for any rights to
purchase securities that are
required by law to be granted
to existing security holders of
the issuer);
(c)	financial statements,
prepared and audited as
required or permitted by the
appropriate foreign financial
regulatory authority in such
country, for the two years
prior to the offering, were
made available to the public
and prospective purchasers in
connection with the offering;
and
(d)	if the issuer is a "domestic
issuer," i.e., other than a
foreign government, a national
of any foreign country, or a
corporation or other
organization incorporated or
organized under the laws of any
foreign country, it (1) has a
class of securities registered
pursuant to section 12(b) or
12(g) of the Securities
Exchange Act of 1934 or is
required to file reports
pursuant to section 15(d) of
that act, and (2) has filed all
the material required to be
filed pursuant to section 13(a)
or 15(d) of that act for a
period of at least 12 months
immediately preceding the sale
of securities (or for such
shorter period that the issuer
was required to file such
material)
Eligible Municipal
Securities
The securities are direct
obligations of, or obligations
guaranteed as to principal or
interest by, a State or any
political subdivision thereof, or
any agency or instrumentality of a
State or any political subdivision
thereof, or any municipal
corporate instrumentality of one
or more States, or any security
which is an industrial development
bond (as defined in section
103(c)(2) of Title 26) the
interest on which is excludable
from gross income under certain
provisions of the Internal Revenue
Code.
(a)	with respect to ratings, the
securities
(1)	have received an investment
grade rating from at least
one nationally recognized
statistical rating
organization ("NRSRO"); or
(2)	have received one of the
three highest ratings from
an NRSRO, if the issuer of
the municipal securities, or
the entity supplying the
revenue or other payments
from which the issue is to
be paid, has been in
continuous operation for
less than three years,
including the operation of
any predecessors.
(b) The purchases of municipal
securities, if any, were not
designated as group sales or
otherwise allocated to the
account of any prohibited
seller (i.e., an affiliated
underwriter).
Eligible Rule 144A
Offering
The securities are sold in an
offering where
(a)	the securities are offered or
sold in transactions exempt
from registration under Section
4(2) of the Securities Act of
1933, Rule 144A thereunder, or
Rules 501-508 thereunder;
(b)	the securities were sold to
persons that the seller and any
person acting on behalf of the
seller reasonably believe to
include qualified institutional
buyers, as defined in Rule 144A
("QIBs"); and
(c)	the seller and any person
acting on behalf of the seller
reasonably believe that the
securities are eligible for
resale to other QIBs pursuant
to Rule 144A
Government Securities
Offering
The security is issued or
guaranteed as to principal or
interest by the United States, or
by a person controlled or
supervised by and acting as an
instrumentality of the Government
of the United States pursuant to
authority granted by the Congress
of the United States; or any
certificate of deposit for any of
the foregoing
U.S. Registered Public
Offering.
The securities offered are
registered under the Securities
Act of 1933 that are being offered
to the public.